SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendments to Existing Credit Facility

On August 31, 2017, the Company, as parent guarantor, and RLJ Lodging Trust, L.P. (the “Operating Partnership”), as borrower, entered into (i) a First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”), which amends the Second Amended and Restated Credit Agreement, dated as of April 22, 2016, among the Company, the Operating Partnership, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and a lender, and the other lenders party thereto (the “Existing Credit Facility”) and (ii) a Fifth Amendment to Term Loan Agreement (the “Fifth Amendment,” and together with the First Amendment, the “Amendments”), which amends the Term Loan Agreement, dated as of November 20, 2012, among the Company, the Operating Partnership, Wells Fargo, as administrative agent and a lender, and the other lenders party thereto (the “Existing Term Loan Agreement”).

Each of the Amendments include substantially the same terms for the purpose of, among other things, permitting the consummation of the merger transactions discussed below and modifying financial covenants.  Specifically, the Amendments increase the maximum permitted  leverage ratio to 7.00 to 1.00, which level was previously only permitted for periods of two consecutive quarters (after which the maximum permitted would have been 6.50:1:00).  Pursuant to the Amendments, if the leverage ratio exceeds 6.50 to 1.00 as of the end of any two consecutive fiscal quarters, then the Company, the Operating Partnership and certain direct and indirect subsidiaries of the Operating Partnership will be required to pledge their equity interests in the Operating Partnership and certain other direct and indirect subsidiaries of the Operating Partnership to secure the obligations under the Existing Credit Facility, the Existing Term Loan Agreement and certain other pari passu debt until such time as the leverage ratio has not exceeded 6.50 to 1.00 for two consecutive quarters.  The Amendments also include certain changes to financial covenants and subsidiary guaranty requirements that allow indebtedness of FelCor Lodging Limited Partnership (“FelCor LP”) under secured and unsecured indentures to remain outstanding following consummation of the merger transactions.

In addition, the First Amendment increased the revolving loan commitments under the Existing Credit Facility from $400 million to $600 million, and provides the Operating Partnership with the option to further increase revolving loan commitments to $750 million, subject to certain conditions, including obtaining commitments from any one or more lenders to provide such increased or additional commitments.

The foregoing summary of the Amendments is qualified in its entirety by reference to the First Amendment and the Fifth Amendment, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Supplemental Indentures Related to FelCor LP Notes

On August 31, 2017, in connection with the Mergers (as defined below), (i) FelCor LP), Rangers Sub I, LLC (“REIT Merger Sub”), the other guarantors party thereto and U.S. Bank National Association, as trustee, registrar paying agent (the “Trustee”) and collateral agent entered into a Second Supplemental Indenture (the “Secured Second Supplemental Indenture”) to the Indenture (the “Secured Indenture”), dated as of December 17, 2012, by and among FelCor LP, FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), the other guarantors party thereto and the Trustee, pursuant to which REIT Merger Sub assumed FelCor’s obligations under the Secured Indenture and the 5.625% Senior Secured Notes due 2023, and (ii) FelCor LP, REIT Merger Sub, the other guarantors party thereto and the Trustee entered into a Second Supplemental Indenture (the “Unsecured Second Supplemental Indenture”) to the Indenture (the “Unsecured Indenture”), dated as of May 21, 2015, by and among FelCor LP, FelCor, the other guarantors party thereto and the Trustee, pursuant to which REIT Merger Sub assumed FelCor’s obligations under the Unsecured Indenture and the 6.000% Senior Notes due 2025.

The foregoing description is qualified in its entirety by the complete terms of the Secured Second Supplemental Indenture and the Unsecured Second Supplemental Indenture, which are attached as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated by reference into this Item 1.01.

Amendment to Partnership Agreement

On August 31, 2017, the Company, as the sole general partner of the Operating Partnership, executed Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of RLJ Lodging Trust, L.P. (the “Amendment”). The Amendment designated and authorized the issuance of up to 12,950,000 of the Operating Partnership’s Series A Cumulative Convertible Preferred

Units (the “Series A Preferred Units”), to the Company. The Series A Preferred Units have economic terms that are substantially similar to the Company’s $1.95 Series A Cumulative Convertible Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”).

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.3.

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 31, 2017, the Company completed the merger transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated April 23, 2017, by and among the Company, the Operating Partnership, REIT Merger Sub, a wholly owned subsidiary of the Operating Partnership, Rangers Sub II, LP, a Delaware limited partnership and an indirect wholly owned subsidiary of the Operating Partnership (“Partnership Merger Sub”), FelCor and FelCor LP.  Pursuant to the Merger Agreement, (i) at 11:55 p.m., Eastern time on August 31, 2017 (the “Partnership Merger Effective Time”), Partnership Merger Sub merged with and into FelCor LP, with FelCor LP surviving as an indirect wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and (ii) at 11:56 p.m., Eastern time on August 31, 2017, (the “REIT Merger Effective Time”), FelCor merged with and into REIT Merger Sub, with REIT Merger Sub surviving as a wholly owned subsidiary of RLJ LP (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”).

Upon completion of the REIT Merger, at the REIT Merger Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of FelCor (“FelCor Common Stock”) (other than shares held by any wholly owned subsidiary of FelCor or by RLJ or any of its subsidiaries) was converted into the right to receive 0.362 (the “Common Exchange Ratio”) common shares of beneficial interest, par value $0.01 per share, of the Company (the “RLJ Common Shares”), and each issued and outstanding share of $1.95 Series A cumulative convertible preferred stock, par value $0.01 per share, of FelCor (the “FelCor Series A Preferred Stock”) was converted into the right to receive one Series A Preferred Share, which has the same rights, preferences, privileges and voting powers as those of the FelCor Series A Preferred Stock.

Pursuant to the Merger Agreement, at the Partnership Merger Effective Time, each external limited partner of FelCor LP was entitled to elect to exchange its outstanding common limited partnership units in FelCor LP (the “FelCor LP Common Units”) for a number of newly issued RLJ Common Shares based on the Common Exchange Ratio.  At the Partnership Merger Effective Time, each outstanding FelCor LP Common Unit of any holder who did not make the foregoing election was converted into the right to receive a number of common limited partnership units in the Operating Partnership (the “RLJ LP Common Units”) based on the Common Exchange Ratio.  No fractional shares or units of RLJ Common Shares or RLJ LP Common Units were issued in the Mergers, and the value of any fractional interests was paid in cash.

The Company issued approximately 50,358,215 RLJ Common Shares and 12,879,475 Series A Preferred Shares to former FelCor common and preferred stockholders and former FelCor LP limited partners as consideration in the REIT Merger and the Partnership Merger, and the Operating Partnership issued approximately 220,876 limited partnership units in the Operating Partnership to former FelCor LP limited partners in the Partnership Merger (excluding units of the Operating Partnership issued in the Partnership Merger and held by the Company following the REIT Merger). Based on the closing price of RLJ Common Shares on August 31, 2017 as reported on the New York Stock Exchange, the aggregate value of the consideration paid or payable to former holders of FelCor Common Stock and former FelCor LP limited partners who elected to receive RLJ Common Shares in the Mergers is approximately $1.02 billion.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement is only a summary and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2017 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amendment to Credit Facilities

The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the amendments to the Company’s credit facilities is incorporated into this Item 2.03 by reference.

Assumed Liabilities Pursuant to the Mergers

As a result of the Mergers, the Company and the Operating Partnership assumed the liabilities of FelCor and FelCor LP outstanding at the time of the Mergers, which included, but is not limited to, approximately $234 million of consolidated mortgage indebtedness, approximately $525 million of senior secured notes and approximately $475 million of senior unsecured notes.

Item 3.03. Material Modification to Rights of Security Holders

On August 30, 2017, the Company filed Articles Supplementary (the “Articles Supplementary”) classifying 12,950,000 shares of the Company’s authorized preferred shares as Series A Preferred Shares with the Maryland State Department of Assessments and Taxation.  The terms of the Series A Preferred Shares have been previously described under the section entitled “Description of RLJ Capital Shares—Preferred Shares” of the Registration Statement on Form S-4 (File No. 333-218439) filed by the Company with the Securities and Exchange Commission on June 2, 2017, as amended, which section is hereby incorporated by reference. Upon issuance of the Series A Preferred Shares, as more fully described in the Articles Supplementary, the Series A Preferred Shares will rank, with respect to rights to receive dividends and to participate in distributions of payments in the event of a dissolution, liquidation or winding up of the affairs of the Company, senior to the RLJ Common Shares and to any other class of securities of the Company designated as ranking junior to the Series A Preferred Shares.

The foregoing description of the Series A Preferred Shares is qualified in its entirety by the full text of the Articles Supplementary, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the Mergers, on August 31, 2017, Patricia L. Gibson, age 54, was appointed to the board of trustees (the “Board of Trustees”) of the Company.

Ms. Gibson was appointed by the Board of Trustees in accordance with the Merger Agreement and upon the recommendation of the Nominating and Corporate Governance Committee.

Ms. Gibson will serve as a trustee of the Company until the Company’s 2018 annual meeting of shareholders and until her successor is duly elected and qualified or until her resignation or removal.  In connection with Ms. Gibson’s election as a trustee, the Board of Trustees increased the size of the Board of Trustees to eight members.

As compensation for serving on the Board of Trustees, Ms. Gibson will receive a cash retainer equal to the $75,000 annual cash compensation paid to the members of the Board of Trustees prorated for her remaining term.  In addition, as compensation for her service on the Board of Trustees Ms. Gibson is expected to receive a restricted share grant equal in value to the $90,000 restricted share grants made to members of the Board of Trustees prorated for her remaining term.  The Board of Trustees has not yet approved Ms. Gibson’s restricted share grant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 30, 2017, the Company filed the Articles Supplementary classifying 12,950,000 shares of the Company’s authorized preferred shares as Series A Preferred Shares with the Maryland State Department of Assessments and Taxation. The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing description of the Series A Preferred Shares is qualified in its entirety by the full text of the Articles Supplementary, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On September 1, 2017, the Company issued a press release announcing the completion of the Mergers and the appointment of Ms. Gibson to the Board of Trustees, described above in Item 2.01 and Item 5.02, respectively.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated April 23, 2017, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P., Rangers Sub I, LLC, Rangers Sub II, LP, FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on April 25, 2017)

3.1

Articles Supplementary designating RLJ Lodging Trust’s $1.95 Series A Cumulative Convertible Preferred Shares, par value $0.01 per share (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-A filed on August 30, 2017)

4.1

Second Supplemental Indenture with respect to FelCor Lodging Limited Partnership’s 5.625% Senior Secured Notes due 2023, dated as of August 31, 2017, by and among FelCor Lodging Limited Partnership, Rangers Sub I, LLC, the other guarantors party thereto and U.S. Bank National Association

4.2

Second Supplemental Indenture with respect to FelCor Lodging Limited Partnership’s 6.000% Senior Notes due 2025, dated as of August 31, 2017, by and among FelCor Lodging Limited Partnership, Rangers Sub I, LLC, the other guarantors party thereto and U.S. Bank National Association

10.1

First Amendment to Second Amended and Restated Credit Agreement, dated August 31, 2017, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P., certain subsidiaries of RLJ Lodging Trust party thereto, Wells Fargo Bank, National Association, as administrative agent and a lender, and the other lenders party thereto

10.2

Fifth Amendment to Term Loan Agreement, dated August 31, 2017, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P., certain subsidiaries of RLJ Lodging Trust party thereto, Wells Fargo Bank, National Association, as administrative agent and a lender, and the other lenders party thereto

10.3	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership, dated August 31, 2017

99.1	Press Release, dated September 1, 2017

*****

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: September 1, 2017	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel